Exhibit 99.1
PacBio Announces Second Quarter 2026 Financial Results
MENLO PARK, Calif., August 5, 2026 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended June 30, 2026.
Recent Business Highlights
•Total revenue of $39.0 million was driven by growing consumables and new Revio and Vega placements as the Company commenced its full rollout of SPRQ-Nx chemistry. Instrument revenue consisted of both single-system and multi-system orders, including an order for several Revio systems from a new population-scale customer
•Commenced global commercial rollout of SPRQ-Nx, delivering whole genome sequencing at $345 USD list price per genome with enhanced methylation detection and DeepConsensus, an AI-powered consensus algorithm co-developed with Google
•Commenced sequencing and sample delivery for Basecamp Research, a frontier AI lab for therapeutic design, marking a significant operational milestone for PacBio's largest population-scale program to date
•Published in a landmark New England Journal of Medicine study, "Clinical Long-Read Genome Sequencing for Rare-Disease Diagnostics." The publication demonstrates that HiFi long-read sequencing is a clinically effective first-tier diagnostic test that improves diagnostic yield while simplifying the laboratory workflow, reducing turnaround time, and enhancing the overall economics of rare disease diagnostics
•Published in a Nature Genetics article, “Near-perfect genome sequencing in medical genetics.” The publication highlights long-read sequencing as a pillar of near-perfect genome sequencing (NPGS), alongside diploid genome assembly, pangenome references, and AI-driven variant interpretation
•Contributed to a published preprint from the HiFi Solves Sub-fertility Consortium in Asia Pacific. The preprint demonstrates that PacBio HiFi whole genome sequencing can provide a more complete view of reproductive genetics in one workflow
•Implemented restructuring actions primarily to streamline marketing and R&D organizations, strengthen the go-to-market commercial organization, and drive greater cost discipline going forward
Second quarter results:

	Q2 2026	Q2 2025
Revenue (in millions)	$39.0	$39.8
Consumable revenue (in millions)	$20.1	$18.9
Instrument revenue (in millions)	$12.8	$14.2
Service and other revenue (in millions)	$6.1	$6.7
RevioTM system placements	20	15
VegaTM system placements	26	38
Annualized Revio pull-through per system	~$202,000	~$219,000
Ending cash, cash equivalents, and investments (in millions)	$236.9	$314.7
Gross profit and margin, operating expenses, net loss, and net loss per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.

GAAP gross profit for the second quarter of 2026 was $12.6 million compared to $14.7 million during the second quarter of 2025. Non-GAAP gross profit for the second quarter of 2026 was $13.9 million compared to $15.2 million for the second quarter of 2025. GAAP gross margin was 32% for the second quarter of 2026 compared to 37% for the second quarter of 2025. Non-GAAP gross margin was 36% for the second quarter of 2026 compared to 38% for the second quarter of 2025. The decline in non-GAAP gross margin was primarily driven by higher compute and memory costs, Vega manufacturing transition costs, and lower Revio average selling prices associated with strategic multi-system customer placements.
GAAP operating expenses totaled $57.2 million for the second quarter of 2026 compared to $59.5 million for the second quarter of 2025. Non-GAAP operating expenses totaled $56.1 million for the second quarter of 2026 compared to $58.1 million for the second quarter of 2025. GAAP and non-GAAP operating expenses for the second quarter of 2026 and the second quarter of 2025 included non-cash share-based compensation of $8.6 million and $11.0 million, respectively.
GAAP net loss for the second quarter of 2026 was $44.7 million compared to $41.9 million for the second quarter of 2025. Non-GAAP net loss for the second quarter of 2026 was $41.9 million compared to $40.0 million for the second quarter of 2025.
GAAP net loss per share for the second quarter of 2026 was $0.14 compared to $0.14 for the second quarter of 2025. Non-GAAP net loss per share for the second quarter of 2026 was $0.14 compared to $0.13 for the second quarter of 2025.
2026 Financial Outlook
PacBio expects revenue for the full year 2026 to be in the range of $155 million to $165 million.
Quarterly Conference Call Information
Management will host a quarterly conference call today at 4:30 p.m. Eastern Time to review financial results for the second quarter ended June 30, 2026. Investors can access the call by dialing 1-888-349-0136 (or 1-412-317-0459 for international callers) and requesting to join the “PacBio Q2 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies, which primarily consist of our HiFi long-read sequencing systems, address solutions across a broad set of research applications, including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Statement regarding use of non‐GAAP financial measures
PacBio reports non‐GAAP results for basic net income (loss) per share, net income (loss), gross margins, gross profit (loss) and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.
PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. PacBio excludes recurring charges from its non-GAAP financial statements, including amortization of acquired intangible assets and changes in fair value of contingent consideration, and further excludes infrequent and limited charges including impairment charges, restructuring-related expenses for discrete restructuring events, settlement charges, disposition of short-read assets, benefits from income taxes and other adjustments and rounding differences.
Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.
PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release. PacBio is unable to reconcile future-looking non-GAAP guidance without unreasonable effort because certain items that impact this measure are out of PacBio's control and/or cannot be reasonably predicted at this time.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements relating to PacBio’s initiatives as well as the expected financial impact and timing of these plans and initiatives, including PacBio's expectations regarding long-read sequencing and SPRQ-Nx; PacBio's expectations regarding its restructuring efforts; PacBio’s financial guidance and expectations for future periods; new and continued reception of PacBio’s products and their expansion into new or existing markets; and the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, but not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of new, increased or enhanced tariffs and export restrictions; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; high costs of computer memory components; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and global economic or political instability, including war and other international conflicts, such as the conflicts in the Middle East. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.
Contacts
Investors:
ir@pacb.com
Media:
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended
(in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025
Revenue:
Product revenue	$32,950	$31,534	$33,083
Service and other revenue	6,057	5,644	6,683
Total revenue	39,007	37,178	39,766
Cost of Revenue:
Cost of product revenue (1) (2) (3)	20,944	19,972	20,022
Cost of service and other revenue	5,242	4,182	4,853
Amortization of acquired intangible assets	183	183	183
Loss on purchase commitment (1)	—	—	24
Total cost of revenue	26,369	24,337	25,082
Gross profit	12,638	12,841	14,684
Operating Expense:
Research and development	23,022	19,608	22,529
Sales, general and administrative (1) (2)	33,393	31,153	36,175
Settlement charges (2)	—	15,400	—
Gain on disposal of assets (3)	—	(45,796)	—
Amortization of acquired intangible assets	833	833	833
Total operating expense	57,248	21,198	59,537
Operating loss	(44,610)	(8,357)	(44,853)
Interest expense (4)	(2,110)	(1,740)	(1,738)
Other income, net	2,037	2,006	4,696
Loss before income taxes	(44,683)	(8,091)	(41,895)
Income tax provision	58	184	35
Net loss	$(44,741)	$(8,275)	$(41,930)

Net loss per share:
Basic	$(0.14)	$(0.03)	$(0.14)
Diluted	$(0.14)	$(0.03)	$(0.14)

Weighted average shares outstanding used in calculating net loss per share:
Basic	310,405	305,819	300,162
Diluted	310,405	305,819	300,162
(1)Balances for the three months ended June 30, 2025 include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)Balances for the three months ended June 30, 2026 and March 31, 2026 include litigation settlement charges and related legal fees in connection with the agreement entered into with Personal Genomics of Taiwan, Inc. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(3)Balances for the three months ended June 30, 2026 and March 31, 2026 include amounts related to the disposition of short-read assets, including the gain on the sale of certain assets related to our short-read DNA sequencing technology and related clustering, sequencing reagent, and detection technologies, and related non-recurring customer transition costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(4)Balance for the three months ended June 30, 2026 includes interest expense related to the Personal Genomics of Taiwan, Inc. settlement liability.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue:
Product revenue	$32,950	$33,083	$64,484	$64,196
Service and other revenue	6,057	6,683	11,701	12,723
Total revenue	39,007	39,766	76,185	76,919
Cost of Revenue:
Cost of product revenue (1) (3) (4)	20,944	20,022	40,916	46,355
Cost of service and other revenue	5,242	4,853	9,424	8,631
Amortization of acquired intangible assets	183	183	366	4,528
Loss on purchase commitment (1)	—	24	—	4,092
Total cost of revenue	26,369	25,082	50,706	63,606
Gross profit	12,638	14,684	25,479	13,313
Operating Expense:
Research and development (1)	23,022	22,529	42,630	51,582
Sales, general and administrative (1) (3)	33,393	36,175	64,546	76,343
Impairment charges (2)	—	—	—	15,000
Settlement charges (3)	—	—	15,400	—
Gain on disposal of assets (4)	—	—	(45,796)	—
Amortization of acquired intangible assets (5)	833	833	1,666	362,875
Change in fair value of contingent consideration (6)	—	—	—	(18,700)
Total operating expense	57,248	59,537	78,446	487,100
Operating loss	(44,610)	(44,853)	(52,967)	(473,787)
Interest expense	(2,110)	(1,738)	(3,850)	(3,475)
Other income, net	2,037	4,696	4,043	8,990
Loss before income taxes	(44,683)	(41,895)	(52,774)	(468,272)
Income tax provision	58	35	242	(267)
Net loss	$(44,741)	$(41,930)	$(53,016)	$(468,005)

Net loss per share:
Basic	$(0.14)	$(0.14)	$(0.17)	$(1.57)
Diluted	$(0.14)	$(0.14)	$(0.17)	$(1.57)

Weighted average shares outstanding used in calculating net loss per share:
Basic	310,405	300,162	308,250	298,519
Diluted	310,405	300,162	308,250	298,519
(1)Balances for the three and six months ended June 30, 2025 include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)In-process research and development ("IPR&D") impairment charge during the six months ended June 30, 2025 was driven primarily by macroeconomic factors and restructuring initiatives, including the focus on long-read innovation, resulting in changes to the timing and amounts of cash flows.
(3)Balances for the three and six months ended June 30, 2026 include litigation settlement charges and related legal fees in connection with the agreement entered into with Personal Genomics of Taiwan, Inc. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(4)Balances for the three and six months ended June 30, 2026 include amounts related to the disposition of short-read assets, including the gain on the sale of certain assets related to our short-read DNA sequencing technology and related clustering, sequencing reagent, and detection technologies, and related non-recurring customer transition costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(5)Balance for the six months ended June 30, 2025 includes accelerated amortization of acquired intangible assets related to restructuring initiatives. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(6)Change in fair value of contingent consideration during the six months ended June 30, 2025 was due to fair value adjustments of milestone payments payable upon the achievement of a milestone event.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands)	June 30, 2026	December 31, 2025
Assets
Cash and investments	$236,873	$279,506
Accounts receivable, net	31,104	35,448
Inventory, net	61,084	49,285
Prepaid expenses and other current assets	9,545	10,793
Property and equipment, net	26,972	24,146
Operating lease right-of-use assets, net	40,331	41,695
Restricted cash	1,604	1,552
Intangible assets, net	13,084	15,124
Goodwill	317,761	317,761
Other long-term assets	13,492	8,773
Total Assets	$751,850	$784,083

Liabilities and Stockholders' (Deficit) Equity
Accounts payable	$19,224	$20,770
Accrued expenses	30,322	33,646
Deferred revenue	19,442	19,865
Operating lease liabilities	61,795	57,040
Convertible senior notes, net	644,332	645,382
Other liabilities	9,948	2,031
Stockholders' (deficit) equity	(33,213)	5,349
Total Liabilities and Stockholders' (Deficit) Equity	$751,850	$784,083

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net loss	$(44,741)	$(8,275)	$(41,930)	$(53,016)	$(468,005)
Change in fair value of contingent consideration (1)	—	—	—	—	(18,700)
Settlement charges (2)	284	16,804	—	17,088	—
Amortization of acquired intangible assets	1,016	1,016	1,016	2,032	8,144
Amortization of patent license (3)	516	—	—	516	—
Disposition of short-read assets (4)	611	(45,490)	—	(44,879)	—
Interest expense (5)	369	—	—	369	—
Income tax benefit (6)	—	—	—	—	(546)
Restructuring (7)	—	—	963	—	394,751
Non-GAAP net loss	$(41,945)	$(35,945)	$(39,951)	$(77,890)	$(84,356)

GAAP basic net loss per share	$(0.14)	$(0.03)	$(0.14)	$(0.17)	$(1.57)
Change in fair value of contingent consideration (1)	—	—	—	—	(0.06)
Settlement charges (2)	—	0.05	—	0.06	—
Amortization of acquired intangible assets	—	—	—	0.01	0.03
Disposition of short-read assets (4)	—	(0.15)	—	(0.15)	—
Restructuring (7)	—	—	—	—	1.32
Other adjustments and rounding differences	—	0.01	0.01	—	—
Non-GAAP basic net loss per share	$(0.14)	$(0.12)	$(0.13)	$(0.25)	$(0.28)

GAAP gross profit	$12,638	$12,841	$14,684	$25,479	$13,313
Settlement charges (2)	—	500	—	500	—
Amortization of acquired intangible assets	183	183	183	366	4,528
Amortization of patent license (3)	516	—	—	516	—
Disposition of short-read assets (4)	611	306	—	917	—
Restructuring (7)	—	—	348	—	12,375
Non-GAAP gross profit	$13,948	$13,830	$15,215	$27,778	$30,216

GAAP gross profit %	32%	35%	37%	33%	17%

Non-GAAP gross profit %	36%	37%	38%	36%	39%

GAAP total operating expense	$57,248	$21,198	$59,537	$78,446	$487,100
Change in fair value of contingent consideration (1)	—	—	—	—	18,700
Settlement charges (2)	(284)	(16,304)	—	(16,588)	—
Amortization of acquired intangible assets	(833)	(833)	(833)	(1,666)	(3,616)
Disposition of short-read assets (4)	—	45,796	—	45,796	—
Restructuring (7)	—	—	(615)	—	(382,376)
Non-GAAP total operating expense	$56,131	$49,857	$58,089	$105,988	$119,808
(1)Change in fair value of contingent consideration during the six months ended June 30, 2025 was due to fair value adjustments of milestone payments payable upon the achievement of a milestone event.
(2)Balances for the three months ended June 30, 2026 and March 31, 2026 and the six months ended June 30, 2026 include litigation settlement charges and related legal fees in connection with the agreement entered into with Personal Genomics of Taiwan, Inc.
(3)Balances for the three and six months ended June 30, 2026 include amortization of a patent license acquired in connection with the agreement entered into with Personal Genomics of Taiwan, Inc.
(4)Balances for the three months ended June 30, 2026 and March 31, 2026 and the six months ended June 30, 2026 include amounts related to the disposition of short-read assets, including the gain on the sale of certain assets related to our short-read DNA sequencing technology and related clustering, sequencing reagent, and detection technologies, and related non-recurring customer transition costs.
(5)Interest expense for the three and six months ended June 30, 2026 is related to the liability incurred in connection with the agreement entered into with Personal Genomics of Taiwan, Inc.
(6)A deferred income tax benefit during the six months ended June 30, 2025 is primarily related to the change in the deferred tax liability balance resulting from the accelerated amortization of acquired intangible assets and IPR&D impairment.
(7)Restructuring-related costs incurred in connection with the 2025 plan during the three and six months ended June 30, 2025 consist primarily of costs included in cost of revenue related to excess inventory and purchase commitment losses, as well as costs included in operating expenses related to employee separation, accelerated depreciation, IPR&D impairment, and accelerated amortization of acquired intangibles.